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                                                                    Exhibit (14)


            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights," "Miscellaneous," and in Sections 4.1 (f) and 4.2 (g) of the "Agreement and Plan of Reorganization" included in Appendix A of the Prospectus, and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-154172) of the First American Investment Funds, Inc. under the Securities Act of 1933.

We also consent to:

     o references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated October 28, 2008,

     o inclusion of our reports dated August 20, 2008, in the Annual Report of the California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, California Tax Free Fund, and the Colorado Tax Free Fund for the year ended June 30, 2008, and

     o reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated November 21, 2008,

which are incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-154172) of the First American Investment Funds, Inc. under the Securities Act of 1933.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 17, 2008